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                                                                 EXHIBIT 10.3.52
                             PARTICIPATION AGREEMENT

         This Participation Agreement (the "Agreement") is made this 30th day of November, 2000, by and between Neoprobe Corporation, a Delaware corporation ("Neoprobe") and Cira, LLC, a Delaware limited liability company ("Cira") (collectively, the "Parties").

         WHEREAS, Neoprobe has exclusive rights to certain intellectual property relating to the treatment of cancer using cellular therapy (hereinafter, "Neoprobe's Intellectual Property").

         WHEREAS, Cira has exclusive rights to certain intellectual property relating to the treatment of cancer using a novel cytokine factor (hereinafter, "Cira's Intellectual Property").

         WHEREAS, the Parties desire to collaborate their intellectual property to develop a cancer treatment regimen (the "Treatment Regimen") to license to a third party.

         NOW, THEREFORE, in consideration of the mutual covenants exchanged herein, the Parties agree as follows:

1. DEVELOPMENT OF THE TREATMENT REGIMEN. Neoprobe grants to Cira a limited, nonexclusive license to use Neoprobe's Intellectual Property and technical information relating to the treatment of cancer using cellular therapy. Cira shall utilize Neoprobe's Intellectual Property and technical information in conjunction with Cira's Intellectual Property and technical information to develop the Treatment Regimen. Any new Intellectual Property developed by Cira in this effort will be jointly owned by Cira and Neoprobe, without obligation of accounting except as provided in Section 3 below. Upon development of the Treatment Regimen, the Parties shall endeavor to identify a third party to license the Treatment Regimen on mutually agreeable terms and conditions.

2. EXPENSES. Neoprobe shall be responsible for the first $50,000.00 in direct costs (the "Initial Direct Costs") associated with the development of the Treatment Regimen. Cira shall submit invoices to Neoprobe, which state in reasonable detail the itemization of said Initial Direct Costs each calendar month and Neoprobe shall remit said amount, up to a total of $50,000.00 to Cira within thirty days of receipt of Cira's invoice. Except for the Initial Direct Costs, each party shall be responsible for all of its own costs and expenses incurred in connection with the development of the Treatment Regimen.

3. REVENUE. In the event the Treatment Regimen is licensed to a third party, the Parties agree to allocate any and all revenue associated with the licensing of the Treatment Regimen in the following manner:

(a) Development contract gross profit will be split equally between the parties.

(b) Sales, licensing, and similar revenue, less direct costs associated therewith, will be split as follows:

         (I)    50:50 until this amount reaches $400,000;

         (ii) thereafter, 80% to Neoprobe and 20% to Cira until Neoprobe receives one million nine hundred fifty thousand dollars ($1,950,000) in the aggregate from this amount; and
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Participation Agreement
Neoprobe and Cira
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         (iii)  50:50 between the parties thereafter.


4. TERM OF AGREEMENT. In the event that on or before August 31, 2001, the parties enter into a joint development, strategic partnership, license or similar agreement with a third party relating to the Treatment Regimen, this Agreement shall continue in full force and effect until such time that such third party agreement expires. In the event the parties do not enter into such a third party agreement on or before August 31, 2001, this Agreement shall terminate on August 31, 20011 unless the parties mutually agree otherwise in writing.

5. INTELLECTUAL PROPERTY. The parties acknowledge that the Ohio State University Research Foundation ("OSURF") has granted each party their respective rights, pursuant to certain agreements and conditions, in the intellectual property, which the parties desire to contribute to the development of the Treatment Regimen. Each party represents and warrants to the other that its license of OSURF intellectual property is in full force and effect, and that this agreement does not violate the terms of such license. The parties each acknowledge that the Intellectual Property licensed hereby is subject to the rights of OSURF. The parties agree to maintain their respective agreements in good standing with OSURF and to notify the other party in the event of a termination or any material change in said agreements, which could adversely affect the marketability of the Treatment Regimen. In the event that a party's agreement(s) with OSURF is terminated, breached or otherwise adversely affected, and the breaching party fails to take action to correct such situation within thirty (30) days of notice from OSURF, the non-breaching party may institute action to correct the breach to the satisfaction of OSURF and shall be entitled to reimbursement from the breaching party for the cost of same.

6. ADDITIONAL WORK BY CIRA. The parties acknowledge that in the event that they enter into an agreement with a third party to license or develop the Treatment Regimen, such third party is likely to require additional, specialized assistance ("Implementation Assistance") to commercialize the Treatment Regimen. Cira shall provide the Implementation Assistance by and through a separate agreement with the third party on such terms and conditions as Cira deems appropriate. Neoprobe shall not be entitled to any revenue from the Implementation Assistance provided by Cira, nor shall Neoprobe have any responsibility for expenses and costs associated with the provision of such Implementation Assistance.

7. CONFIDENTIALITY AND USE. Cira acknowledges that the Intellectual Property and technical information of Neoprobe to be disclosed to it hereunder (collectively, "Confidential Information") is confidential and proprietary to Neoprobe. Unless expressly authorized in writing by Neoprobe, the Cira agrees to retain the Confidential Information in confidence and will not copy or disclose the Confidential Information to any third party or use the Confidential Information for any purpose other than as permitted by this Agreement. Cira agrees to protect the Confidential Information to the same extent and in the same manner that it would protect its own confidential information, but in no event will such efforts fall below a level of reasonable care, which shall include limiting disclosure to only those personnel who have a need to know for the purposes of developing the
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Participation Agreement
Neoprobe and Cira
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         Treatment Regimen. Cira will notify Neoprobe promptly upon discovery of the loss of any item containing Confidential Information and of any circumstances of which it has knowledge surrounding any unauthorized possession, use or knowledge of Confidential Information.

         Confidential Information may only be disclosed to Cira's employees and, even then, only to the extent that such employees have a specific need to know of the Confidential Information for the purpose of developing the Treatment Regimen. Before any of Cira's employees receives any part of the Confidential Information, such employee will be required to read this Agreement and to acknowledge and agree to abide by Cira's obligations under this Section 7.

8. RELATIONSHIP OF THE PARTIES. Nothing in this Agreement is intended or shall be construed as forming a partnership, joint venture or employment relationship between Neoprobe and Cira.

9. MATERIAL BREACH/RESOLUTION OF DISPUTES. Either party may terminate this Agreement upon a material breach of this Agreement by the other party, after providing the other party with thirty (30) days advance written notice of intent to terminate and setting forth the alleged breach, and failure of such other party to reasonably cure such breach or, in the event the nature of the breach is such that it cannot be corrected within thirty (30) days, to establish a corrective action plan reasonably acceptable to the other party within such time frame.

         The parties agree to initially attempt to resolve all disputes between them informally. In the event such resolution is not possible after thirty (30) days of informal efforts to resolve same, such disputes shall be submitted to an independent mediator, selected by mutual agreement of the parties within ten (10) days. In the event the parties cannot agree upon an independent mediator, or if such independent mediator is unsuccessful in resolving a dispute within thirty (30) days, the parties agree to submit to binding arbitration in accordance with the rules and procedures of the American Arbitration Association.

10. NOTICES. Any notice required or permitted to be given hereunder to either party shall be deemed given if sent by hand delivery, registered or certified mail, return receipt requested, or by overnight mail delivery for which evidence of delivery is obtained by the sender, to such party at:

         If to Neoprobe:                         if to Cira:
         David C. Bupp, President                John L. Ridihalgh, President
         Neoprobe Corporation                    Cira, LLC
         425 Metro Place North                   2232 Summit Street
         Dublin, OH 43017-1367                   Columbus, OH 43201 t
         tel.: 793-7500                          tel.: 267-2472
         fax: 793-7522                           fax: 263-1060

11. ASSIGNMENT. Neither this Agreement, nor any obligations required to be performed hereunder shall be assigned by either party without the prior express written consent of the other party. The provisions of, and obligations arising under, this Agreement shall extend to, be binding upon and inure to the benefit of the successors and assigns of each party hereto.
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Neoprobe and Cira
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12.      SEVERABILITY. If any part of this Agreement is deemed by a court of competent jurisdiction to be invalid, illegal, inoperative, or contrary to law or professional ethics, such part shall be reformed, if possible, to conform to law and ethics and the remaining parts of this Agreement shall be fully effective and operative to the extent reasonably possible. If any restriction contained in this Agreement is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions shall be enforced independently of each other.

13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the Treatment Regimen. Oral statements or prior written materials not specifically incorporated in this Agreement shall not be of any force and effect. In entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. No changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by an authorized officer or agent of both parties

14. GOVERNING LAW. This Agreement has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of Ohio.

15. WAIVER OF BREACH. No provision of this Agreement shall be deemed waived unless evidenced by a written document signed by an authorized officer or agent of the parties hereto. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision of this Agreement.

16. CONFIDENTIALITY OF TERMS. Neither party shall, without the prior written consent of the other party, disclose the terms of this Agreement or any part thereof to any third party, except as may be required by law or to the disclosing party's financial or legal advisors who are under a duty of confidentiality.

17. SECTION HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18. EXECUTION. This Agreement and any amendments hereto may be executed in multiple counterpart originals. Each counterpart shall be deemed an original; but all counterparts together shall constitute one and the same instrument.

19. ADDITIONAL ASSURANCE. The provisions of this Agreement are self-operative and do not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute, except as otherwise provided in this Agreement, any additional instruments and take any additional acts as may be reasonably necessary to effectuate this Agreement.

21. FORCE MAJEURE. Neither party hereto shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service or employment deemed resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work
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Neoprobe and Cira
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         interruptions by either party's employees, or any similar or dissimilar cause beyond the reasonable control of either party hereto.

21. AUTHORITY. Each signatory to this Agreement represents and warrants that he possesses all necessary capacity and authority to act for, sign, and bind the respective entity and employees thereof on whose behalf he is signing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

NEOPROBE CORPORATION                     CIRA, LLC.

 /s/  David Bupp                         /s/  John L. Ridihalgh
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By:  David C. Bupp, President            By:  John L. Ridihalgh, Managing Member


Date: November 30, 2000                  Date: 30 November 00
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